AMENDMENT to SCHEDULE "A" of the GRAND PRIX OPERATING, LICENSE, REVENUE SHARING
               AND MANAGEMENT SERVICES AGREEMENT dated MAY 5, 1998



This  Amendment,  as  of  September  1,  1999  evidences  the  following:

REVENUE  SHARING

Each of the Licensee and CGC shall receive 50% of the Gross Gaming Revenue after payment of any and all fixed expenses and transaction fees as set out in the Agreement, which fixed expenses and transaction fees the parties hereto shall divide between themselves on a 50 / 50 basis. Any expenses that are not set out in the Operating, License, Revenue Sharing and Management Services Agreement dated May 5, 1998, should be agreed upon in writing by the parties hereto prior to any deduction or payment of such expenses.

EXECUTION

This Agreement may be executed in as many counterparts as may be necessary, and each counterpart shall be deemed to be an original and shall bear the date first written above.

ACKNOWLEDGED  AND  AGREED  TO  BY:





CYBEROAD.COM  (ISLE OF MAN) LIMITED               ASANOL  MANAGEMENT CORPORATION

/s/  David  Harris                             /s/   Sergei  Nitsenko
     David  Harris,                                  Sergei  Nitsenko
     Director                                        Director
                                                [Asanol  Management  Corp  Seal]